UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2014 (February 12, 2014)

Era Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-35701	72-1455213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

818 Town & Country Blvd., Suite 200, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (281) 606-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Bonuses
On February 12, 2014, the Compensation Committee of the Board of Directors of Era Group Inc. (the “Company”) approved cash bonus awards in respect of the fiscal year ended December 31, 2013 for Sten Gustafson, the Company’s Chief Executive Officer, and Christopher Bradshaw, the Company’s Chief Financial Officer, in the amounts of $700,000 and $290,000, respectively.  Other than $40,000 of the cash award granted to Mr. Bradshaw as a salary adjustment that will be paid in full prior to March 15, 2014, the cash bonus awards will be paid as follows: sixty percent (60%) will be paid prior to March 15, 2014 and the remaining forty percent (40%) will be paid in two equal annual installments approximately one and two years after the date of grant.  Any unpaid amounts become immediately payable upon death, disability, qualified retirement, termination without cause or the occurrence of a change in control of the Company.  Unpaid amounts will be forfeited if such executive is terminated with cause or resigns without good reason.  Executive officers were notified of the cash bonus award determinations on March 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

By:      /s/ Christopher S. Bradshaw
Name:     Christopher S. Bradshaw

Title:	Executive Vice President and Chief Financial Officer

Date: March 5, 2014